FINANCING AGREEMENT

The CIT Group/Business Credit, Inc.

(as Lender)

And

BANNER AEROSPACE HOLDING COMPANY I, INC.

DAC INTERNATIONAL, INC.

FAIRCHILD AEROSTRUCTURES COMPANY

MATRIX AVIATION, INC.

NASAM INCORPORATED

PROFESSIONAL AVIATION ASSOCIATES, INC.

PROFESSIONAL AIRCRAFT ACCESSORIES, INC.

(as Companies)

Dated: January 12, 2004

TABLE OF CONTENTS

	 	 	 		 
	 		 	PAGE	 
SECTION 1	 	Definitions	 	1	 
	 		 		 
SECTION 2	 	Conditions Precedent	 	14	 
	 		 		 
SECTION 3	 	Revolving Loans	 	17	 
	 		 		 
SECTION 4	 	[Intentionally Left Blank]	 	22	 
	 		 		 
SECTION 5	 	Letters of Credit	 	22	 
	 		 		 
SECTION 6	 	Collateral	 	24	 
	 		 		 
SECTION 7	 	Representations, Warranties and Covenants	 	28	 
	 		 		 
SECTION 8	 	Interest, Fees and Expenses	 	38	 
	 		 		 
SECTION 9	 	Powers	 	41	 
	 		 		 
SECTION 10	 	Events of Default and Remedies	 	42	 
	 		 		 
SECTION 11	 	Termination	 	45	 
	 		 		 
SECTION 12	 	Miscellaneous	 	46	 
	 		 		 
EXHIBITS	 
	 		 		 
Exhibit A	 	Letter of Credit Fees	 
Exhibit B	 	Form of Local Counsel Opinion	 
	 		 		 
SCHEDULES	 
	 		 		 
Schedule 1	 	Collateral Information	 
Schedule 2	 	Litigation	 
Schedule 3	 	ERISA	 
Schedule 4	 	Real Estate	 
Schedule 5	 	Permitted Indebtedness	 
Schedule 6	 	Permitted Encumbrances	 
Schedule 7	 	Bank Accounts	 
Schedule 8	 	Post Closing Items	 
 

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with offices located at Two Wachovia Center, 23rd Floor, 301 South Tryon Street, Charlotte, North Carolina 28202 (hereinafter “CIT”), is pleased to confirm the terms and conditions under which CIT shall make revolving loans and other financial accommodations to BANNER AEROSPACE HOLDING COMPANY I, INC. a Delaware corporation with a principal place of business at 45025 Aviation Dr., Suite 400, Dulles, VA 20166 (which will change to 1750 Tysons Blvd, Suite 1400, McLean, VA 22102, effective January 9, 2004) (“BAHC”), DAC INTERNATIONAL, INC., a Texas corporation with a principal place of business at 6702 McNeil Drive, Austin, Texas 78729 (“DAC”), FAIRCHILD AEROSTRUCTURES COMPANY, a Delaware corporation with a principal place of business at 17800 Gothard Street, Huntington Beach, California 92647 (“FA”), MATRIX AVIATION, INC., a Kansas corporation with a principal place of business at 1701 South Hoover, Wichita, Kansas 67209 (“MA”), NASAM INCORPORATED, a California corporation with a principal place of business at 601 Gateway Boulevard, Suite 1155, South San Francisco, California 94080 (“Nasam”), PROFESSIONAL AVIATION ASSOCIATES, INC., a Georgia corporation with a principal place of business at 4694 Aviation Parkway, Suite K, Atlanta, Georgia 30349-6024 (“Aviation”), and PROFESSIONAL AIRCRAFT ACCESSORIES, INC., a Florida corporation with a principal place of business at 7035 Center Lane, Titusville, Florida 32780 (“Aircraft”) (hereinafter BAHC, DAC, FA, MA, Nasam, Aviation and Aircraft are collectively referred to as the “Companies” or individually referred to as a “Company”).

SECTION 1 Definitions

Accounts shall mean all of each Company’s now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to CIT), including, without limitation, all accounts created by, or arising from, all of each Company’s sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of each Company’s trade names or styles, or through any of each Company’s divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors evidencing or securing the obligations of any such account debtors to each Company; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

Administrative Management Fee shall mean the sum of $30,000.00 per annum which shall be paid to CIT in accordance with Section 8, paragraph 8.8 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses and auditor fees) of CIT in connection with administration, record keeping, analyzing and evaluating the Collateral.

Anniversary Date shall mean the date occurring three (3) years from the Closing Date and the same date in every year thereafter.

Availability shall mean at any time the amount by which: (a) the lesser of the Revolving Line of Credit or the Borrowing Base exceeds (b) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit.

Availability Reserve shall mean the sum of: (a) (i) six (6) months rental payments of similar charges for any of any Company’s leased premises or other Collateral locations for which any Company has not delivered to CIT, a landlord’s waiver in form and substance reasonably satisfactory to CIT, plus (ii) three (3) months estimated payments plus any other fees or charges owing by any Company to any applicable warehousemen or third party processor (as determined by CIT in its reasonable business judgment), provided that any of the foregoing amounts shall be adjusted from time to time hereafter upon (x) delivery to CIT of any such acceptable waiver, (y) the opening or closing of a Collateral location and/or (z) any change in the amount of rental, storage or processor payments or similar charges; (b) any reserve which CIT may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letters of Credit pursuant to Paragraph 5.1 of Section 5 hereof; and (c) such other reserves as CIT deems necessary in its reasonable business judgment as a result of (i) negative forecasts and/or trends in any Company’s business, industry, prospects, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact any Company, its business, prospects, operations, industry, financial condition or assets.

BAHC Concentration Account shall mean the concentration account specified in Paragraph 3.4(a) of Section 3 of this Financing Agreement.

Borrower Agreement shall mean the Borrower Agreement between the Company and Ex-Im Bank.

Borrowing Base shall mean the sum of the Domestic Borrowing Base and the Foreign Borrowing Base less any applicable Availability Reserves; provided, however, (i) the Borrowing Base shall not include the assets of any Company unless CIT has been provided local counsel opinions for such Company covering the matters set forth on Exhibit B, reasonably satisfactory to CIT and its counsel, and (ii) the total amount of Eligible Domestic Inventory and Eligible Foreign Inventory included in the Borrowing Base shall not exceed the Inventory Loan Cap.

Business Day shall mean any day on which CIT and JP Morgan Chase Bank are open for business.

Capital Expenditures shall mean, for any period, the aggregate expenditures of the Companies during such period on account of, property, plant, equipment or similar fixed assets that in conformity with GAAP, are required to be reflected in the balance sheet of the Companies.

Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure in the balance sheet of any Company.

Closing Date shall mean the date of the initial loans hereunder.

Collateral shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Pledged Stock and Other Collateral; provided, that “Collateral” shall not include any property subject to a Permitted Encumbrance set forth on Schedule 6 hereto to the extent any agreement governing such Permitted Encumbrance restricts the imposition of an additional lien on such property, until such time as the consent of the relevant secured party has been obtained, or such restriction no longer applies.

Collection Days shall mean one (1) Business Day to provide for the deposit, clearance and collection of checks or other instruments representing the proceeds of Collateral, the amount of which has been credited to the Companies’ Revolving Loan Account, and for which interest may be charged on the aggregate amount of such deposits, at the rate provided for in Paragraph 8.1 of Section 8 of this Financing Agreement.

Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Companies eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus individual balance sheets for the Companies, showing all eliminations of inter-company transactions, including a balance sheet for the Companies exclusively, all prepared in accordance with GAAP.

Copyrights shall mean all present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

Current Assets shall mean those assets of the Companies which, in accordance with GAAP, are classified as current.

Current Liabilities shall mean those liabilities of the Companies which, in accordance with GAAP, are classified as “current,” provided however, that, notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered “current liabilities.”

Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum on any Obligations hereunder, equal to the sum of: (a) two percent (2%) and (b) the applicable increment over the JP Morgan Chase Bank Rate (as set forth in paragraph 8.1 hereof) plus the JP Morgan Chase Bank Rate, which CIT shall be entitled to charge the Companies on all Obligations due CIT by the Companies, as further set forth in Paragraph 10.2 of Section 10 of this Financing Agreement.

Depository Accounts shall mean the collection accounts, which are subject to CIT’s instructions, as specified in Paragraph 3.4 of Section 3 of this Financing Agreement.

Dilution Percentage shall mean, as of anytime of calculation, the then sum of the Companies’ credits, claims, allowances, discounts, write-offs, contras, off-sets and deductions divided by the then sum of gross sales, all calculated on a rolling ninety (90) day average, as determined and calculated by CIT from time to time.

Documentation Fee shall mean subsequent to the Closing Date, CIT’s standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Domestic Borrowing Base shall mean the sum of (a) eighty-five percent (85%) of the Company’s aggregate outstanding Eligible Domestic Accounts Receivable, provided, however, that if the then Dilution Percentage is greater than 5.0%, then the rate of advance herein shall be reduced by the amount of such excess Dilution Percentage, plus (b) the lesser of (i) fifty percent (50%) of aggregate value of the Company’s Eligible Domestic Inventory, valued at the lower of cost or market, on a first in, first out basis and (ii) eight-five percent (85%) of the Eligible Inventory NOLV.

Early Termination Date shall mean the date on which the Companies terminate this Financing Agreement or the Revolving Line of Credit which date is prior to an Anniversary Date .

Early Termination Fee shall, subject to the terms set forth in Section 11 hereof, (a) mean the fee CIT is entitled to charge the Companies in the event the Companies terminate the Revolving Line of Credit or this Financing Agreement on a date prior to the initial Anniversary Date, and (b) be determined by multiplying the Revolving Line of Credit by (x) three percent (3%) if the Early Termination Date occurs on or before one (1) year from the Closing Date, (y) two percent (2%) if the Early Termination Date occurs after one (1) year from the Closing Date but on or before two (2) years from the Closing Date; and (z) one percent (1%) if the Early Termination Date occurs after two (2) years from the Closing Date but prior to the initial Anniversary Date.

EBITDA shall mean, for any period, the Net Income (Loss) of the Companies on a consolidated basis for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of the Companies on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

Eligible Domestic Accounts Receivable shall mean the gross amount of each Company’s Trade Accounts Receivable that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and (b) reserves for any such Trade Accounts Receivable that arise from or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the applicable Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to CIT’s satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks having a place of business in the United States of America; (iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any company affiliated with any Company in any way; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to CIT or has a credit rating unacceptable to CIT in the exercise of its reasonable business judgment; (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date; (ix) sales to any customer and/or its affiliates to the extent such sales exceed at any one time twenty-five percent (25%) or more of all Eligible Accounts Receivable; (x) pre-billed receivables and receivables arising from progress billing; (xi) sales not payable in United States currency; (xii) credit card sales and (xiii) any other reasons deemed necessary by CIT in its reasonable business judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of CIT.

Eligible Domestic Inventory shall mean the gross amount of the Company’s Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which at all times continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America or Inventory which is Export-Related Inventory, (d) Inventory returned or rejected by the Company’s customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company’s suppliers, (e) Inventory in transit to third parties (other than the Company’s agents or warehouses), or Inventory in possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) any reserves required by CIT in its reasonable business judgment, including for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

Eligible Foreign Accounts Receivables shall mean, at the date of determination, all Foreign Accounts of the Companies which would be included in the determination of the Foreign Borrowing Base in accordance with the Ex-Im Bank Documents and would otherwise be Eligible Domestic Accounts Receivable but for clause (b)(ii) of the definition thereof.

Eligible Foreign Inventory shall mean at the date of determination, all Export-Related Inventory which would be included in the determination of the Foreign Borrowing Base in accordance with the Ex-Im Bank Documents and would otherwise be Eligible Domestic Inventory but for clause (c) of the definition thereof.

Eligible Inventory shall mean the gross amount of each Company’s Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and which conforms to the warranties contained herein and which, at all times continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, (d) Inventory returned or rejected by any Company’s customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to any Company’s suppliers, (d) Inventory in transit to third parties (other than any Company’s agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CIT) and CIT shall have a first priority perfected security interest in such Inventory, and (f) any reserves required by CIT in its reasonable business judgment, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

Eligible Inventory NOLV shall mean, at anytime of determination thereof, the orderly liquidation value of Eligible Inventory at such time after allowance for liquidation costs, as determined by appraisals conducted from time to time by an appraiser acceptable to CIT, which appraisals shall be in form and content satisfactory to CIT.

Equipment shall mean all present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Event(s)     of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of any Company.

Ex-Im Bank shall mean the Export-Import Bank of the United States.

Ex-Im Bank Documents shall mean the Ex-Im Bank Guarantee, the Loan Authorization Agreement between CIT and Ex-Im Bank and the Borrower Agreement.

Ex-Im Bank Guarantee shall mean the guarantee executed by Ex-Im Bank in favor of CIT and in form and substance satisfactory to CIT, together with all amendments, modifications and supplements thereto.

Export-Related Inventory shall mean, at the date of determination, all Inventory of each Company that has been purchased or manufactured by such Company for re-sale in an Export Transaction and for which such Company has received a signed written purchase order acceptable to CIT from the buyer in such Export Transaction.

Export Transaction shall mean any transaction in which any Company will sell goods or services to an account debtor located in a foreign country.

Fiscal Quarter shall mean, with respect to the Companies, each three (3) month period ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

Fiscal Year shall mean each twelve (12) month period commencing on October 1 of each year and ending on the following September 30.

Fixed Charge Coverage Ratio shall mean, for any period, the ratio of the following for the Companies on a consolidated basis determined in accordance with GAAP: (a) EBITDA for such period minus unfinanced Capital Expenditures made during such period to (b) Fixed Charges during such period.

Fixed Charges shall mean, for any period, the sum of (a) interest expense paid or accrued in respect of any Indebtedness during such period (including all payment-in-kind interest), plus (b) taxes to the extent accrued or otherwise payable with respect to such period plus (c) regularly scheduled payments of principal paid or that were required to be paid on Indebtedness (excluding the Revolving Loans) during such period plus (d) dividends or distributions paid during such period.

Foreign Accounts shall mean those Accounts of each Company that are an obligation of an account debtor located in a foreign country and which arise from an Export Transaction.

Foreign Borrowing Base shall mean the sum of (a) ninety percent (90%) of the Companies aggregate outstanding Eligible Foreign Accounts Receivable, plus (b) seventy-five percent (75%) of aggregate value of the Companies Eligible Foreign Inventory which consists of raw materials, work-in-process and finished goods, valued at the lower of cost or market, on a first in, first out basis.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting principles and procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to CIT.

General Intangibles shall mean all present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals of the foregoing, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between any Company and any licensee of any General Intangibles of any Company.

Guaranty shall mean the guaranty documents executed and delivered by the Guarantor guaranteeing the Obligations.

Guarantor shall mean The Fairchild Corporation.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

Inventory shall mean all of each Company’s present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

Inventory Loan Cap shall mean the amount of $3,500,000.00.

Issuing Bank shall mean the bank issuing Letters of Credit for the Companies.

JP Morgan Chase Bank Rate shall mean the rate of interest per annum announced by JP Morgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JP Morgan Chase Bank to its borrowers).

JP Morgan Chase Bank Rate Loans shall mean any loans or advances pursuant to this Financing Agreement made or maintained at a rate of interest based upon the JP Morgan Chase Bank Rate.

Letters of Credit shall mean all standby letters of credit issued with the assistance of CIT in accordance with Section 5 hereof by the Issuing Bank for or on behalf of the Companies.

Letter of Credit Guaranty shall mean the guaranty delivered by CIT to the Issuing Bank of the Companies’ reimbursement obligations under the Issuing Bank’s reimbursement agreement, application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CIT may charge the Companies under Paragraph 8.3 of Section 8 of this Financing Agreement for: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding the Companies in obtaining Letters of Credit, all pursuant to Section 5 hereof.

Letter of Credit Sub-Line shall mean the commitment of CIT to assist the Companies in obtaining Letters of Credit, pursuant to Section 5 hereof, in an aggregate amount of $2,000,000.00.

Line of Credit shall mean the aggregate commitment of CIT to (a) make Revolving Loans pursuant to Section 3 of this Financing Agreement and (b) assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $20,000,000.00

Line of Credit Fee shall: (a) mean the fee due CIT at the end of each month for the Line of Credit (commencing with the month of April, 2004), and (b) be determined by multiplying the difference between (i) the Revolving Line of Credit minus $1,000,000.00 and (ii) the sum, for said month, of (x) the average daily balance of Revolving Loans plus the average daily balance of Letters of Credit outstanding for said month, by one-half of one percent (0.50%) per annum for the number of days in said month.

Loan Documents shall mean this Financing Agreement, the mortgages and/or deeds of trust, the Pledge Agreements, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

Loan Facility Fee shall mean the fee payable to CIT in accordance with, and pursuant to, the provisions of Paragraph 8.7 of Section 8 of this Financing Agreement.

Net Income (Loss) shall mean with respect to any person and for any period, the aggregate net income (or loss) after taxes of such person for such period, determined in accordance with GAAP.

Obligations shall mean all loans, advances and extensions of credit made or to be made by CIT to the Companies or to others for the Companies’ account (including, without limitation, all Revolving Loans and Letter of Credit Guaranties); any and all indebtedness and obligations which may at any time be owing by the Companies to CIT howsoever arising, whether now in existence or incurred by the Companies or any Company from time to time hereafter; whether principal, interest, fees, costs, expenses or otherwise; whether secured by pledge, lien upon or security interest in any of any Company’s Collateral, assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether any Company or the Companies are liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CIT by any Company under any Loan Document or under any other agreement or arrangement now or hereafter entered into between any Company and CIT; indebtedness or obligations incurred by, or imposed on, CIT as a result of environmental claims arising out of any Company’s operations, premises or waste disposal practices or sites in accordance with paragraph 7.7 hereof; any Company’s liability to CIT as maker or endorser of any promissory note or other instrument for the payment of money; any Company’s liability to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for any Company’s account, including any Letter of Credit Guaranty or other accommodation extended by CIT with respect to applications for Letters of Credit, CIT’s acceptance of drafts or CIT’s endorsement of notes or other instruments for any Company’s account and benefit; and any and all indebtedness, liabilities or obligations of every kind, nature and description owing by any Company to any affiliate of CIT.

Other Collateral shall mean all now owned and hereafter acquired lockbox, blocked account and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of CIT; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CIT’s present and future expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by CIT in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on CIT due to returned items and “insufficient funds” of deposited checks and CIT’s standard fees relating thereto, any amounts paid by, incurred by or charged to, CIT by the Issuing Bank under a Letter of Credit Guaranty or any Company’s reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CIT’s standard fees relating to the Letters of Credit and any drafts thereunder, reasonable counsel fees and disbursements, fees and taxes relative to the filing of financing statements and all expenses, costs and fees set forth in Paragraph 10.3 of Section 10 of this Financing Agreement.

Overadvance Rate shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraphs 8.1(a) and (c) of this Financing Agreement.

Overadvances shall mean the amount by which (a) the sum of all outstanding Revolving Loans, Letters of Credit and advances made hereunder exceed (b) the lesser of the Revolving Line of Credit or the Borrowing Base.

Patents shall mean all of each Company’s present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of each Company, and all income, royalties, cash and non-cash proceeds thereof.

Permitted Encumbrances shall mean: (a) liens existing on the date hereof and as set forth on Schedule 6 hereto; (b) Purchase Money Liens; (c) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time; (d) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by any Company in accordance with GAAP; (e) deposits made (and the liens thereon) in the ordinary course of business of any Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (f) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any Company of its business or property so encumbered and (B) in the reasonable business judgment of CIT do not materially and adversely affect the value of such Real Estate; and (g) liens granted CIT by any Company; (h) liens of judgment creditors so long as the judgments with respect thereto do not constitute Events of Default; (i) tax liens which are not yet due and payable or which are being diligently contested in good faith by the applicable Company by appropriate proceedings, and which liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the liens of CIT or (z) for Taxes due the United States of America or any state thereof having similar priority statutes, as further set forth in paragraph 7.6 hereof; and (j) liens on Real Estate securing Permitted Indebtedness so long as the holder of such Permitted Indebtedness executes a mortgagee waiver in form and substance satisfactory to CIT.

Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Subordinated Debt; (d) Indebtedness arising under the Letters of Credit and this Financing Agreement; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) Indebtedness owed by any Company to any other Company; (g) Indebtedness secured by Real Estate in an amount not exceeding the fair market value thereof and (h) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CIT and set forth on Schedule 5 hereto.

Person shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

Pledge Agreements shall have the meaning given to such term in Paragraph 2(m) of Section 2 hereof.

Pledged Stock shall mean all of the capital stock of DAC, FA, MA, NASAM, Aviation and Aircraft.

Purchase Money Liens shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that (a) each such lien shall attach only to the property to be acquired and identifiable proceeds thereof, (b) a description of the Equipment so acquired is furnished to CIT, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $500,000.00 in any Fiscal Year.

Real Estate shall mean each Company’s fee and/or leasehold interests in real property as listed on Schedule 4 hereto.

Revolving Line of Credit shall mean the aggregate commitment of CIT to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letters of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount equal to the sum of $20,000,000.00.

Revolving Loan Account shall mean the account on CIT’s books, in the Companies’ name, in which the Companies will be charged with all Obligations under this Financing Agreement.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Companies by CIT pursuant to Section 3 of this Financing Agreement.

Subordinated Debt shall mean the debt due a Subordinating Creditor (and the note(s) evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CIT.

Subordinating Creditor shall mean The Fairchild Corporation and any other party hereafter executing a Subordination Agreement.

Subordination Agreement shall mean the agreement (in form and substance satisfactory to CIT) among the Companies, a Subordinating Creditor and CIT pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies’ Obligations to CIT.

Tangible Net Worth shall mean, with respect to any Person, at any date, the Total Assets (excluding any intangible assets) minus the Total Liabilities (excluding Subordinated Debt), in each case, of such Person at such date determined in accordance with GAAP.

Taxes shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Companies with respect to its business, operations, Collateral or otherwise.

Total Assets shall mean total assets determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies, or if no audited financial statements are then available, on a basis consistent with the latest financial statements of the Companies prepared by BAHC and certified by a senior financial officer of BAHC.

Total Liabilities shall mean total liabilities determined in accordance with GAAP, on a basis consistent with the latest audited financial statements of the Companies, or if no audited financial statements are then available, on a basis consistent with the latest financial statements of the Companies prepared by BAHC and certified by a senior financial officer of BAHC.

Trade Accounts Receivable shall mean that portion of each Company’s Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of each Company’s business.

Trademarks shall mean all present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues, renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of CIT’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

Working Capital shall mean Current Assets in excess of Current Liabilities.

Working Day shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

SECTION 2 Conditions Precedent

        The obligation of CIT to make the initial loans hereunder is subject to the satisfaction of, extension of or waiver of in writing, on or prior to, the Closing Date, the following conditions precedent:

    (a)        Lien Searches — CIT shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CIT for all locations presently occupied or used by each of the Companies.

    (b)        Casualty Insurance — Each of the Companies shall have delivered to CIT evidence satisfactory to CIT that casualty insurance policies listing CIT as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.5 of Section 7 of this Financing Agreement.

    (c)        UCC Filings — Any financing statements required to be filed in order to create, in favor of CIT, a first perfected security interest in the Collateral, subject only to the Permitted Encumbrances, shall have been properly filed in each office in each jurisdiction required in order to create in favor of CIT a perfected lien on the Collateral. CIT shall have received acknowledgment copies of all such filings (or, in lieu thereof, CIT shall have received other evidence satisfactory to CIT that all such filings have been made) and CIT shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

    (d)        Board Resolution — CIT shall have received a copy of the resolutions of the Board of Directors of each of the Companies and the Guarantor (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranty, and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of each of the Companies and the Guarantor (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantor (as the case may be) as to the incumbency and signature of the officers of each of the Companies and/or the Guarantor executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

    (e)        Corporate Organization — CIT shall have received (i) a copy of the Certificate of Incorporation of each of the Companies and the Guarantor certified by the Secretary of State of the states of their incorporation, and (ii) a copy of the By-Laws of each of the Companies certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof.

    (f)        Officer’s Certificate — CIT shall have received an executed Officer’s Certificate of each of the Companies, satisfactory in form and substance to CIT, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) each of the Companies is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred

    (g)        Opinions — Counsel for the Companies and the Guarantor shall have delivered to CIT opinions satisfactory to CIT.

    (h)        Absence of Default — No Default or Event of Default shall have occurred and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Companies or any one of them, the Guarantor or any of the Companies’ subsidiaries.

    (i)        Legal Restraints/Litigation — As of the Closing Date, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or any one of them or the Guarantor or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Companies or any one of them or the Guarantor or their assets, which, in the opinion of CIT, if adversely determined, could reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies or any one of them and/or the Guarantor.

    (j)        Guaranty — The Guarantor shall have executed and delivered to CIT the guaranty, in form acceptable to CIT, guaranteeing all present and future Obligations of the Companies.

    (k)        Subordination Agreement — The Subordinating Creditor shall have executed and delivered to CIT a Subordination Agreement, in form and substance satisfactory to CIT, subordinating the debt due the Subordinating Creditor by the Companies to the prior payment and satisfaction of the Obligations of the Companies.

    (l)        Cash Budget Projections — CIT shall have received, reviewed and been satisfied with a twelve (12) month cash budget projection prepared by each of the Companies on the form provided by CIT.

    (m)        Pledge Agreement – BAHC and Aviation shall (i) execute and deliver to CIT a pledge and security agreement pledging to CIT as additional collateral for the Obligations of the Companies not less than 100% of the issued and outstanding stock of DAC, FA, MA, NASAM and Aviation and not less than 100% of the stock of Aircraft and, (ii) deliver to CIT the stock certificates evidencing such stock together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to CIT.

    (n)        Additional Documents — Each of the Companies shall have executed and delivered to CIT all Loan Documents necessary to consummate the lending arrangement contemplated between the Companies and CIT.

    (o)        Disbursement Authorization — The Companies shall have delivered to CIT all information necessary for CIT to issue wire transfer instructions on behalf of each of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CIT.

    (p)        Examination & Verification — CIT shall have completed, to its satisfaction , an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Companies which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made at closing, the Companies shall have an aggregate opening additional Availability of at least $1,000,000.00, as evidenced by a Borrowing Base certificate delivered by the Companies to CIT as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Companies’ business and consistent with their past practice.

    (q)        Bank Accounts — Each of the Companies shall have established a system of lockbox and bank accounts with respect to the collection of Accounts and the deposit of proceeds of Collateral as shall be acceptable to CIT in all respects. Such accounts shall be subject to three party control agreements (between the Companies, CIT and the depository bank), which shall be in form and substance satisfactory to CIT.

    (r)        Ex-Im Bank Guarantee – CIT shall have received the Ex-Im Bank Guarantee duly executed by Ex-Im Bank on terms acceptable to CIT and the Companies shall have entered into the Borrower Agreement with Ex-Im Bank in accordance with the Ex-Im Bank Guarantee.

    (s)        Schedules The Companies or their counsel shall provide CIT with schedules of: (a) any of the Companies’ (i) Trademarks, (ii) Patents, and (iii) Copyrights, as applicable and all in such detail as to provide appropriate recording information with respect thereto, (b) any tradenames and (c) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed all of the foregoing in form and substance satisfactory to CIT.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Companies and CIT shall otherwise agree in writing.

2.2 Conditions to Each Extension of Credit

        Except to the extent expressly set forth in this Financing Agreement, the agreement of CIT to make any extension of credit requested to be made by it to the Companies on any date (including without limitation, the initial extension of credit) is subject to the satisfaction of the following conditions precedent:

    (a)        Representations and Warranties — Each of the representations and warranties made by each Company in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

    (b)        No Default — No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

    (c)        Availability – Except as may be otherwise agreed to from time to time by CIT and the Companies in writing, the extension of credit requested to be made by the Companies on such date shall not exceed Availability minus $1,000,000.00.

Each borrowing by the Companies hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in the Financing Agreement have been satisfied in all material respects and are true and correct in all material respects, except as the Companies and CIT shall otherwise agree herein or in a separate writing.

SECTION 3. Revolving Loans

        3.1 CIT agrees, subject to the terms and conditions of this Financing Agreement, from time to time (but subject to CIT’s right to make “Overadvances”), to make loans and advances to the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such requests for loans and advances shall be in amounts not to exceed Availability minus $1,000,000.00. All requests for loans and advances must be received by an officer of CIT no later than 1:00 p.m., New York time, of the Business Day on which any such JP Morgan Chase Bank Rate Loans and advances are required. Should CIT for any reason honor requests for Overadvances, any such Overadvances shall be made in CIT’s sole discretion and subject to any additional terms CIT deems necessary.

        3.2 In furtherance of the continuing assignment and security interest in each Company’s Accounts and Inventory, each Company will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to CIT in such form and manner as CIT may reasonably require, solely for CIT’s convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as CIT may reasonably request, including, without limitation, weekly schedules of Accounts and weekly schedules of Inventory, all in form and substance satisfactory to CIT, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as CIT may reasonably request, and provided further that CIT may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, each Company shall provide CIT with copies of agreements with, or purchase orders from, each Company’s customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as CIT may reasonably require. Failure to provide CIT with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Company hereby authorizes CIT to regard such Company’s printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Company’s authorized officers or agents.

        3.3 Each Company hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the applicable Company in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the applicable Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the applicable Company; and the customers of each Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the applicable Company has complied with the notification requirements of Paragraph 3.5 of this Section 3. Each Company confirms to CIT that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by such Company when due, subject to Paragraph 7.6 of Section 7 of this Financing Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts. Each Company hereby further represents and warrants that it shall not acquire any Inventory on a consignment basis (unless CIT shall have given its written consent to any such consignment, which consent shall not be unreasonably withheld), nor co-mingle its Inventory with any of its customers or any other person, including pursuant to any bill and hold sale or otherwise, and that its Inventory is marketable to its customers in the ordinary course of business of such Company, except as it may otherwise report in writing to CIT pursuant to Paragraph 3.5 hereof from time to time. Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Company or the ability of such Company to enforce collection of Accounts due from customers residing in that state. Each Company agrees to maintain such books and records regarding Accounts and Inventory as CIT may reasonably require and agrees that the books and records of such Company will reflect CIT’s interest in the Accounts and Inventory. All of the books and records of each Company will be available to CIT at normal business hours, including any records handled or maintained for each Company by any other company or entity.

        3.4 (a) Until CIT has advised the Companies to the contrary after the occurrence of an Event of Default, each Company, at its expense, will enforce, collect and receive all amounts owing on the Accounts in the ordinary course of its business and any proceeds it so receives shall be subject to the terms hereof, and held on behalf of and in trust for CIT. Such privilege shall terminate at the election of CIT, upon the occurrence of an Event of Default. Any checks, cash, credit card sales and receipts, notes or other instruments or property received by any Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for CIT, separate from such Company’s own property and funds, and promptly turned over to CIT with proper assignments or endorsements by deposit to the Depository Accounts; provided, however, prior to the occurrence of a Default or an Event of Default, the provisions of this sentence regarding credit card sales and the receipts therefrom shall not be applicable so long as such credit card sales do not represent more than 1.0% of total sales of the Companies. Each Company shall: (i) indicate on all of its invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of its account debtors to deposit any and all proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain such Company’s initial receipt of cash, checks and other items to promptly wire transfer all available funds to a Depository Account on a daily basis; and (iv) advise all such banks of CIT’s security interest in such funds. On or prior to the Closing Date, the Companies shall enter into an “ACT” agreement with CitiBank, N.A. pursuant to which all deposit accounts of the Companies shall be concentrated daily into a single deposit account of BAHC (the “BAHC Concentration Account”). Such ACT agreement shall be in form and substance satisfactory to CIT and may not be terminated, altered or amended without the prior written consent of CIT. BAHC shall direct CitiBank, N.A., on a daily basis, to sweep all funds on deposit in the BAHC Concentration Account to CIT’s bank account at __________________, Account No.: ___________________, ABA: ____________________, Reference: __________________. All deposit and other bank accounts of the Companies open as of the Closing Date are listed on Schedule 7 hereto. Each Company shall provide CIT with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date and shall promptly cause to be delivered a Blocked Account Agreement with respect to any such new deposit account. Subject to Collection Days, all amounts received by CIT in payment of Accounts will be credited to the Revolving Loan Account when CIT is advised by its bank of its receipt of “collected funds” at CIT’s bank account in New York, New York on the Business Day of such advice if advised no later than 1:00 p.m. EST or on the next succeeding Business Day if so advised after 1:00 PM EST. No checks, drafts or other instrument received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

    (b)        The Companies shall establish and maintain, in their name and at their expense, deposit accounts with such banks as are acceptable to CIT (the “Blocked Accounts”) into which the Companies shall promptly cause to be deposited: (i) all proceeds of Collateral received by any Company, including all amounts payable to any Company from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by any Company at each of its locations, all as further provided in Paragraph 3.4(a) above. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to CIT (the “Blocked Account Agreements”). Each Company hereby confirms and agrees that all amounts deposited in such Blocked Accounts and any other funds received and collected by CIT, whether as proceeds of Inventory or other Collateral or otherwise, shall be subject to a perfected security interest in favor of CIT.

        3.5 Each Company agrees to notify CIT: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of its Inventory, in its daily collateral reports (as applicable) provided to CIT hereunder, in such detail and format as CIT may reasonably require from time to time; and (b) promptly of any such matters which (i) are material, as a whole, to the Accounts and/or the Inventory, or (ii) which adversely affect the value of any Account or Inventory in an amount of $25,000 or more. Each Company agrees to issue credit memoranda promptly (with duplicates of credit memoranda of $25,000 or more to be immediately forwarded to CIT) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by CIT) and on notice from CIT, each Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Company, marked with CIT’s name (as secured party) and held by such Company for CIT’s account.

        3.6 (a) Subject to the provisions of paragraph (b) below, CIT shall maintain a Revolving Loan Account on its books in which the Companies will be charged with all loans and advances made by CIT to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney’s fees which CIT may incur in connection with the exercise by or for CIT of any of the rights or powers herein conferred upon CIT, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CIT in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Companies. The Companies will be credited with all amounts received by CIT from any Company or from others for any Company’s account, including, as above set forth, all amounts received by CIT in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by any Company be a prerequisite to CIT’s right to demand payment of any Obligation. Further, it is understood that CIT shall have no obligation whatsoever to perform in any respect any of any Company’s contracts or obligations relating to the Accounts.

    (b)        In order to utilize the collective borrowing powers of the Companies (collectively the “Collective Borrowers”) in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on CIT’s books, the Collective Borrowers have requested, and CIT has agreed to handle accounts of the Collective Borrowers on CIT’s books on a combined basis, all in accordance with the following provisions: (i) in lieu of maintaining separate accounts on CIT’s books in the name of each of the Collective Borrowers, CIT shall maintain one account under the name: Banner Aerospace Holding Company I, Inc. (herein the “Collective Account”). Confirmatory assignments of Accounts will continue to be made to CIT by each of the Collective Borrowers. Loans and advances made by CIT to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by CIT from any of the Collective Borrowers or from others for their account including all amounts received by CIT in payment of Accounts assigned to CIT as provided in this Financing Agreement; (ii) each month CIT will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless CIT receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by CIT. It is expressly understood and agreed by each of the Collective Borrowers that CIT shall have no obligation to account separately to any of the Collective Borrowers; (iii) requests for loans and advances may be made by BAHC as agent for the Collective Borrowers and CIT is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that CIT shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Collective Borrowers or (y) any of CIT’s expenses and charges relating thereto. All loans and advances are made for the Collective Account; (iv) the Collective Borrowers jointly and severally unconditionally agree to pay in full (A) all loans and advances made and to be made by CIT to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to CIT; (v) all Accounts assigned to CIT by any of the Collective Borrowers and any other collateral security now or hereafter given to CIT by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by CIT to any of the Collective Borrowers, and shall be deemed to be pledged to CIT as security for any and all other Obligations of the Collective Borrowers to CIT as set forth under this Financing Agreement or any other agreements between CIT and any of the Collective Borrowers; (vi) it is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and that CIT shall incur no liability to the Collective Borrowers as a result hereof. To induce CIT to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify CIT and hold CIT harmless against any and all liability, expense, loss or claim of damage or injury, made against CIT by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) CIT relying on any instructions of any of the Collective Borrowers, or (3) any other action taken by CIT in accordance with this subparagraph (b) of Paragraph 3.6 of Section 3 of this Financing Agreement other than any such liability, expense, loss or claim resulting from CIT’s gross negligence or willful misconduct; and (vii) the foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed CIT that:

(A)	        BAHC, in order to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and;

(B)	        Since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of BAHC and to bank accounts managed solely by BAHC and that BAHC will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

        3.7 After the end of each month, CIT shall promptly send the Companies a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CIT unless CIT receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

        3.8 In the event that (a) the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (b) (i) the lesser of the Borrowing Base or the Revolving Line of Credit, any such nonconsensual Overadvance shall be due and payable to CIT immediately upon CIT’s demand therefor.

SECTION 4. [Intentionally Left Blank]

SECTION 5. Letters of Credit

        In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank, the Companies have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CIT’s credit to the Companies and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below.

        5.1 Subject to Section 2.2(c), CIT shall assist the Companies in obtaining Letter(s) of Credit in an amount not to exceed the outstanding amount of the Letter of Credit Sub-Line. CIT’s assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CIT’s sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to CIT, the Issuing Bank and the Companies, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

        5.2 CIT shall have the right, without notice to the Companies, to charge the Companies’ Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CIT under the Letters of Credit Guaranty at the earlier of (a) payment by CIT under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default. Any amount charged to Companies’ Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Paragraph 8.1 of Section 8 of this Financing Agreement.

        5.3 Each Company unconditionally indemnifies CIT and holds CIT harmless from any and all loss, claim or liability incurred by CIT arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies’ account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CIT under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. Each Company agrees that any charges incurred by CIT for the account of any Company or the Companies by the Issuing Bank shall be conclusive on CIT and may be charged to the Companies’ Revolving Loan Account.

        5.4 CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and any Company.

        5.5 Each Company agrees that any action taken by CIT, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on each Company and shall not result in any liability whatsoever of CIT to any Company. In furtherance thereof, CIT shall have the full right and authority to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents (in each case if deemed necessary by CIT in its reasonable business judgment); and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances (in each case if deemed necessary by CIT in its reasonable business judgment); all in CIT’s sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from any Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Company’s instructions with respect thereto, CIT may exercise its rights hereunder in its sole and reasonable business judgment. In addition, without CIT’s express consent and endorsement in writing, each Company agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CIT, not to (i) clear and resolve any questions of non-compliance of documents, or (ii) give any instructions as to acceptances or rejection of any documents or goods.

        5.6 Each Company agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that CIT may at any time request will be promptly furnished. In connection herewith, each Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies’ risk, liability and responsibility.

        5.7 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by any Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. Collateral

        6.1 As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of its:

    (a)        Accounts;

    (b)        Inventory;

    (c)        General Intangibles;

    (d)        Documents of Title;

    (e)        Other Collateral;

    (f)        Equipment; and

    (g)        Pledged Stock.

        Upon the request of the Companies, CIT agrees to release its lien and security interests on any fixtures located on Real Estate owned by any of the Companies or on any Equipment subject to a Purchase Money Lien so long as no Default or Event of Default exists immediately prior to or after any such release.

        6.2 The security interests granted hereunder shall extend and attach to:

    (a)        All Collateral which is owned by any Company or in which any Company has any interest, whether held by such Company or others for its account, and, if any Collateral is Equipment, whether such Company’s interest in such Equipment is as owner, finance lessee or conditional vendee;

    (b)        All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

    (c)        All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CIT or any Company from any Company’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Company, or to the sale, promotion or shipment thereof.

    (d)        Notwithstanding the foregoing provisions to the contrary, the security interests granted herein shall not include any security interest in property subject to a Permitted Encumbrance set forth on Schedule 6 hereto to the extent any agreement governing such Permitted Encumbrance restricts the imposition of an additional lien on such property, until such time as the consent of the relevant secured party has been obtained, or such restriction no longer applies.

        6.3 Each Company agrees to safeguard, protect and hold all Inventory for CIT’s account and make no disposition thereof except in the ordinary course of its business of each Company, as herein provided. Each Company represents and warrants that Inventory will be sold and shipped by each Company to its customers only in the ordinary course of each Company’s business, and then only on open account and on terms currently being extended by each Company to its customers, provided that, absent the prior written consent of CIT, no Company shall sell Inventory on a consignment basis nor retain any lien or security interest in any sold Inventory; provided, however, the Companies may sell Inventory on a consignment basis so long as the value of such Inventory at any one time shall not exceed $500,000.00. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each Company hereby agrees to immediately forward any and all proceeds of Collateral to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for CIT pending delivery to CIT. Irrespective of CIT’s perfection status in any and all of the General Intangibles, including, without limitations, any Patents, Trademarks, Copyrights or licenses with respect thereto, each Company hereby irrevocably grants CIT a royalty free license to sell, or otherwise dispose or transfer, in accordance with Paragraph 10.3 of Section 10 of this Financing Agreement, and the applicable terms hereof, of any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by CIT. Within 30 days after the Closing Date, the Companies shall use commercially reasonable efforts to obtain a mortgagee waiver in form and substance satisfactory to CIT from Commercial Bank with respect to the Real Property owned by FA; provided, however, no Inventory on such Real Property may be classified as Eligible Inventory until such mortgagee waiver has been obtained and all other conditions to its eligibility have been satisfied.

        6.4 Each Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, ordinary wear and tear excepted, making any and all repairs and replacements when and where necessary. Each Company also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to CIT’s security interest. Any sale, exchange or other disposition of any Equipment shall be made by a Company only with CIT’s prior written consent; provided, however, the Companies may sell obsolete or redundant Equipment without the consent of CIT so long as the value of such Equipment sold in any Fiscal Year does not exceed $100,000.00. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

        6.5 The rights and security interests granted to CIT hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to CIT of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CIT to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CIT. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

        6.6 Notwithstanding CIT’s security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CIT’s rights hereunder.

        6.7 Any balances to the credit of any Company and any other property or assets of any Company in the possession or control of CIT may be held by CIT as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein, and any other lien or security interest CIT may have in any other assets of any Company, shall secure payment and performance of all now existing and future Obligations. CIT may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

        6.8 Each Company possesses all material General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and each Company shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. Each Company shall deliver to CIT, and/or shall cause the appropriate party to deliver to CIT, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of any Company as CIT shall require to obtain valid first liens thereon. In furtherance of the foregoing, each Company shall provide timely notice to CIT of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to the Closing Date and each Company shall execute such documentation as CIT may reasonably require to obtain and perfect its lien thereon. Each Company hereby confirms that it shall deliver, or cause to be delivered, any pledged stock issued subsequent to the Closing Date to CIT in accordance with the applicable terms of any Pledge Agreement and prior to such delivery, shall hold any such stock in trust for CIT. Each Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of CIT’s lien and perfection in any General Intangibles.

SECTION 7. Representations, Warranties and Covenants

        7.1 Each Company hereby warrants, represents and covenants that: (a) the fair value of its Total Assets exceeds the book value of its Total Liabilities; (b) such Company is generally able to pay its debts as they become due and payable; and (c) such Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each Company further warrants and represents that: (i) Schedule 1 hereto correctly and completely sets forth each Company’s (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; (ii) except for the Permitted Encumbrances, the security interests granted herein and in the Pledge Agreements constitute and shall at all times constitute the first and only liens on the Collateral; (iii) except for the Permitted Encumbrances, each Company is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (iv) each Company will, at its expense, forever warrant and, at CIT’s request, defend the same from any and all claims and demands of any other person other than a holder of a Permitted Encumbrance; (v) each Company will not grant, create or permit to exist, any lien upon, or security interest in, the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of each Company; and (vi) the Equipment is and will only be used by each Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by each Company except as otherwise permitted in this Financing Agreement.

        7.2 Each Company agrees to maintain books and records pertaining to the Collateral in accordance with GAAP and in such additional detail, form and scope as CIT shall reasonably require. Subject to the limitations on field examinations, appraisals and environmental assessments contained in Sections 7.3 and 8.9, each Company agrees that CIT or its agents may enter upon each Company’s premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto. Each Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to CIT, at the Companies’ expense, all financial statements and information, books, records, work papers, management reports and other information generated by them or in their possession regarding each Company and/or the Collateral. Each Company agrees to afford CIT thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the Closing Date, are known to CIT. Each Company is also to advise CIT promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CIT therein.

        7.3 Each Company agrees to: (a) execute and deliver to CIT, from time to time, solely for CIT’s convenience in maintaining a record of the Collateral, such written statements, and schedules as CIT may reasonably require, designating, identifying or describing the Collateral; (b) provide CIT, on request, but no more frequently than annually prior to the occurrence of a Default or an Event of Default unless CIT in its reasonable business judgment requires additional appraisals in any Fiscal Year, with an appraisal of the Inventory which appraisal shall be at the Companies’ expense and otherwise acceptable to CIT; and (c) provide CIT, on request, but no more frequently than semi-annually, an environmental audit report on its leasehold and fee interests, and its waste disposal practices, which report shall be (i) at the Companies’ expense and otherwise acceptable to CIT and (ii) not disclose or indicate any material liability (real or potential) stemming from any Company’s premises, its operations, its waste disposal practices or waste disposal sites used by any Company. Any Company’s failure, however, to promptly give CIT such statements, or schedules shall not affect, diminish, modify or otherwise limit CIT’s security interests in the Collateral.

        7.4 Each Company agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CIT is hereby authorized by each Company to file (including pursuant to the applicable terms of the UCC) from time to time any financing statements, continuations or amendments covering the Collateral whether or not such Company’s signature appears thereon. Each Company hereby consents to and ratifies any and all execution and/or filing of financing statements on or prior to the Closing Date by CIT. Each Company agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with CIT’s agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT’s possession; and (e) performing such further acts as CIT may reasonably require in order to effect the purposes of this Financing Agreement.

        7.5 (a) Each Company agrees to maintain insurance on the Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, to be made payable to CIT, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as CIT may require to fully protect CIT’s interest in the Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with the loss payable endorsement in CIT’s favor, and shall provide for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation. At any Company’s request, or if any Company fails to maintain such insurance, CIT may arrange for such insurance, but at the Companies’ expense and without any responsibility on CIT’s part for: (a) obtaining the insurance; (b) the solvency of the insurance companies; (c) the adequacy of the coverage; or (d) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by CIT, CIT shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, have the sole right, in the name of CIT or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

    (b)(i)        In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Companies’ Revolving Loans and then to any other Obligations;

    (ii)        In the event any part of any Company’s Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, CIT shall promptly apply such Proceeds to reduce the Companies’ outstanding balance in the Revolving Loan Account; and

    (iii)        In the event any part of any Company’s Equipment is damaged by fire or other casualty, and the Insurance Proceeds is greater than $100,000.00, CIT may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CIT, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as CIT may reasonably elect.

        7.6 Each Company agrees to pay, when due, all Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon any Company or the Collateral unless such Taxes are being diligently contested in good faith by such Company by appropriate proceedings and adequate reserves are established in accordance with GAAP. Notwithstanding the foregoing, if any lien shall be filed or claimed thereunder (a) for Taxes due the United States of America, or (b) which in CIT’s opinion might create a valid obligation having priority over the rights granted to CIT herein (exclusive of Mortgaged Real Estate), such lien shall not be deemed to be a Permitted Encumbrance hereunder and the applicable Company shall immediately pay such tax and remove the lien of record. If the applicable Company fails to do so promptly, then at CIT’s election, CIT may (i) create an Availability Reserve in such amount as it may deem appropriate in its business judgment, or (ii) upon the occurrence of a Default or Event of Default, imminent risk of seizure, filing of any priority lien, forfeiture, or sale of the Collateral, pay Taxes on such Company’s behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

        7.7 Each Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the business or operations of the Companies taken as a whole, provided that the applicable Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CIT’s reasonable opinion, materially and adversely effect CIT’s rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the Collateral, the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies taken as a whole; and (c) shall not be deemed to have breached any provision of this Paragraph 7.7 if (i) the failure to comply with the requirements of this Paragraph 7.7 resulted from good faith error or innocent omission, (ii) the applicable Company promptly commences and diligently pursues a cure of such breach, and (iii) such failure is cured within (30) days following the applicable Company’s receipt of notice of such failure, or if such cannot in good faith be cured within thirty (30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

        7.8 Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CIT shall have otherwise consented in writing, the Companies will furnish to CIT: (a) within one hundred twenty (120) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies for such year, audited by independent public accountants selected by the Companies and satisfactory to CIT; (b) within sixty (60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies, certified by an authorized financial or accounting officer of the Companies; (c) within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, and cash flow of the Companies for such period, certified by an authorized financial or accounting officer of the Companies; and (d) from time to time, such further information regarding the business affairs and financial condition of the Companies as CIT may reasonably request, including, without limitation (i) the accountant’s management practice letter and (ii) annual cash flow projections in form satisfactory to CIT in its reasonable business judgment. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer’s certificate, signed by the President, Vice President, Controller, or Treasurer of BAHC, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) in all material respects the Companies’ financial condition at the end of the particular accounting period, as well as the Companies’ operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer’s certificate; (B) no Company has received any notice of cancellation with respect to its property insurance policies; (C) no Company has received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and (D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in Section 7.10 of this Financing Agreement.

        7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations hereunder, each Company agrees that, without the prior written consent of CIT, except as otherwise herein provided, no Company will:

    (a)        Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of such Company’s Collateral or any other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

    (b)        Incur or create any Indebtedness other than the Permitted Indebtedness;

    (c)        Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of such Company’s assets, which do not constitute Collateral;

    (d)        Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by any Company, except that BAHC may change its principal place of business as described in the introductory paragraph of this Financing Agreement and any Company may change its corporate name or address; provided that: (i) such Company shall give CIT thirty (30) days prior written notice thereof, and (ii) such Company shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by CIT to confirm the continuation and preservation of all security interests and liens granted to CIT hereunder;

    (e)        Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation (other than any other Company), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

    (f)        Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that any subsidiary of a Company may declare and pay dividends or distributions to such Company;

    (g)        Make any advance or loan to, or any investment in, any firm, entity, person or corporation, or purchase or acquire all or substantially all of the stock or assets of any entity, person or corporation other than advances to employees in the ordinary course of business not to exceed $25,000.00 in the aggregate at any time outstanding;

    (h)        Pay any management, consulting or other similar fees to any person, corporation or other entity affiliated with any Company;

    (i)        make any payment of Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt except in accordance with the Subordination Agreement relative to such Subordinated Debt; or

    (j)        amend or cause to be permitted to be amended in any material respect, or in any respect that may be adverse to the interest of CIT, any of the documents relating to Subordinated Debt or any of the organizational documents of any Company.

        7.10 Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

    (a)        maintain a Fixed Charge Coverage Ratio of at least 1.75 to 1.0 as of the last day of each Fiscal Quarter (to be reported when financial statements are delivered pursuant to Section 7.8(a) or (b)) commencing on March 31, 2004 (calculated (i) for the three-month period then ending with respect to the calculation as of March 31, 2004, (ii)) for the six-month period then ending with respect to the calculation as of June 30, 2004, (iii) for the nine-month period then ending with respect to the calculation as of September 30, 2004 and (iv) for the twelve-month period then ending with respect to the calculation as of December, 31, 2004 and each calculation thereafter); and

    (b)        maintain Tangible Net Worth of at least $14,000,000.00 at all times; provided however, such amount shall be increased on the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2004) by an amount equal to 25% of Net Income for each such Fiscal Quarter (such increases to be cumulative and in no event shall such required amount be decreased by losses).

        7.11 The Companies agree to advise CIT in writing of: (a) all expenditures (actual or anticipated) in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (i) environmental clean-up, (ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the Companies’ Working Capital; and (b) any notices any Company receives from any local, state or federal authority advising any Company of any environmental liability (real or potential) stemming from any Company’s operations, its premises, its waste disposal practices, or waste disposal sites used by any Company and to provide CIT with copies of all such notices if so required.

        7.12 Each Company hereby agrees to indemnify and hold harmless CIT and its officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from, and holds each of them harmless against, any and all losses, liabilities, obligations, claims, actions, damages, costs and expenses (including attorney’s fees) and any payments made by CIT pursuant to any indemnity provided by CIT with respect to or to which any Indemnified Party could be subject insofar as such losses, liabilities, obligations, claims, actions, damages, costs, fees or expenses with respect to the Loan Documents, including without limitation those which may arise from or relate to: (a) the Depository Account, the Blocked Accounts, the lockbox and/or any other depository account and/or the agreements executed in connection therewith (other than those resulting from CIT’s instructions); and (b) any and all claims or expenses asserted against CIT as a result of any environmental pollution, hazardous material or environmental clean-up relating to the Real Estate; or any claim or expense which results from any Company’s operations (including, but not limited to, any Company’s off-site disposal practices) and use of the Real Estate, which CIT may sustain or incur (other than solely as a result of the physical actions of CIT on any Company’s premises which are determined to constitute gross negligence or willful misconduct by a court of competent jurisdiction), all whether through the alleged or actual negligence of such person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party as finally determined by a court of competent jurisdiction. Each Company hereby agrees that this indemnity shall survive termination of this Financing Agreement, as well as payments of Obligations which may be due hereunder. CIT may, in its reasonable business judgment, establish such Availability Reserves with respect thereto as it may deem advisable under the circumstances and, upon any termination hereof, hold such reserves as cash reserves for any such contingent liabilities.

        7.13 Without the prior written consent of CIT, any Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any affiliate of any Company (other than any other Company), provided that, except as otherwise set forth in this Financing Agreement, any Company may enter into sale and service transactions in the ordinary course of its business and pursuant to the reasonable requirements of such Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to such Company than such Company could obtain in a comparable arms length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction. The foregoing shall not limit the Companies’ ability to continue to participate in the umbrella insurance and health insurance programs of the Guarantor on terms satisfactory to CIT in its reasonable business judgment.

        7.14 In order to induce CIT to enter into this Agreement and to make the loans and advances provided for herein and to assist the Companies in establishing or opening Letters of Credit, each Company makes, on or as of the occurrence of each such loan, advance or assistance (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions not prohibited by the Loan Documents), the following representations and warranties to CIT.

    (a)        Organization and Qualification. Each Company (i) is duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or limited liability company (as the case may be) power to own its property and to carry on its business as now conducted and (iii) is duly qualified to do business and is in good standing, in each case in each jurisdiction in which the failure to be so qualified or in good standing would reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

    (b)        Authorization and Validity. Each Company has the corporate or limited liability company (as the case may be) power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which each Company is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. The Loan Documents to which it is a party have been duly and validly executed and delivered by each Company and constitute valid and legally binding agreements of each Company enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

    (c)        Consents. No authorization, consent, approval, license or exemption (other than such exemptions that exist under applicable law, that are permitted, or that have been obtained) of any person or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid, delivery or performance by any Company of any Loan Document to which it is a party or for the grant of a security interest in the collateral covered by the Loan Documents, except such matters relating to performance as would ordinarily be done in the ordinary course of business after the date hereof.

    (d)        Conflicting or Adverse Agreements or Ratifications. Neither the delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under (i) the charter or bylaws or operating agreement (as the case may be) of any Company or (ii) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (iii) any material agreement to which any Company is a party or by which it is bound or to which it is subject.

    (e)        Title to Assets; Licenses and Permits. Each Company has good title to all personal property and good and indefeasible title to or a subsisting leasehold interest in, all realty as reflected as of the date hereof on its books and records as being owned or leased by it after giving effect to the transaction contemplated herein, subject to no liens except Permitted Encumbrances. All of such assets are being maintained by the appropriate person in good working condition in accordance with industry standards.

    (f)        Litigation. Except as set forth in Schedule 2, no proceedings before any court or governmental agency or department are pending against any Company and to the knowledge of any Company, none of same have been threatened which could reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

    (g)        No Defaults. No Company is in default (i) under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto in such manner as to cause a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole or (ii) in any respect under or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, in such manner as to cause a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole or (iii) under any provision of any material contract to which any Company is a party, which default would reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. Each Company will give CIT prompt written notice of any event or circumstance that may constitute such a default and, in any event, will provide it upon receipt with copies of all material notices from landlords or other property owners with respect to any business location or operation of any Company.

    (h)        Investment Company Act. No Company is an “investment company,” as such term is defined in, or subject to registration under, the Investment Company Act of 1940, as amended.

    (i)        ERISA. No Company maintains or contributes to any Benefit Plan other than those listed on Schedule 3. Each Benefit Plan (as defined in ERISA) has been and is being maintained and funded in accordance with its terms and in compliance in all material respects with all provisions of ERISA and the Internal Revenue Code applicable thereto. Each Company and each ERISA Affiliate (as defined in ERISA) have fulfilled all obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Benefit Plan and no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, has occurred or is reasonably likely to occur, nor do the conditions for imposition of a lien under Section 302(f) of ERISA exist or are reasonably likely to exist, with respect to any Benefit Plan, and neither any Company nor any ERISA Affiliate has incurred any liability (other than routine liability for premiums) under Title IV of ERISA with respect to any Benefit Plan. No event or events have occurred with respect to any Benefit Plan in connection with which any Company, any ERISA Affiliate, or, to the knowledge of any Company, any fiduciary of a Benefit Plan, directly or indirectly, would be subject to any material liability (other than routine liability for premiums, contributions (if required) and, with respect to a Benefit Plan, routine liabilities for benefits), individually or in the aggregate, under ERISA or the Internal Revenue Code.

    (j)        Environmental Matters. To the best of each Company’s knowledge, each Company (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under Environmental Laws for each Company to conduct its operations as now being conducted, except where failure to have such licenses, permits, authorizations, registrations, approvals, and similar rights would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole, and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the applicable Company, and each Company is in compliance with all terms, conditions or other provisions of such permits, authorizations, regulations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Companies, would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. No Company has received any written notices of any violation or noncompliance with, or remedial obligation under, any Environmental Laws (which violation, non-compliance, or remedial obligation has not been cured or would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole) and there are no writs, injunctions, decrees, orders or judgments outstanding under the Environmental Laws, or lawsuits, claims, proceedings, or, to the knowledge of any Company, investigations or inquiries pending or threatened under Environmental Laws, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by any Company or other assets of any Company other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that individually or in the aggregate for the Companies, would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Company has agreed to, assumed or retained, or to the best of any Company’s knowledge by which any Company are adversely affected, by contract or otherwise, except such obligations, undertakings or liabilities as would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. No Company has received a written notice or claim to the effect that any of them are or may be liable to any other person as the result of a release or threatened release of a Hazardous Material except such notice or claim that would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole. Each Company has complied with all Environmental Laws and the requirements of any permits, licenses or other authorizations issued under any Environmental Laws, except any noncompliance that would not reasonably be expected to have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies taken as a whole.

    (k)        Purpose of Loans. Up to an aggregate amount of $8,500,000.00 of the proceeds of the Revolving Loans hereunder may be used by the Companies to repay Subordinated Debt to the Guarantor within 60 days after the Closing Date (subject to the satisfaction of all applicable conditions hereunder to the making of each such Revolving Loan). Proceeds of the Revolving Loans may also be used by the Companies for working capital of the Companies None of the proceeds of any Revolving Loans will be used directly or indirectly for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U (herein called “margin stock”) or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, or for any other purpose which might constitute this transaction as a “purpose credit” within the meaning of Regulation U. Neither any Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation U, Regulation X or any other regulation of the Board of Governors or to violate the Securities Exchange Act of 1934.

    (l)        Insurance. Each Company maintains, through the Guarantor, insurance of such types as is usually carried by corporations of established reputation engaged in the same or similar businesses and similarly situated with financially sound, responsible and reputable insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on) and in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by corporations of established reputation and engaged in the same or similar businesses and similarly situated, but in any event, with respect to improvements to real property and tangible personal property (assuming the subject improvements are in fact replaced or restored), in amounts acceptable to CIT. No Company maintains any formalized self-insurance program with respect to its assets or operations or material risks with respect thereto.

    (m)        Indebtedness and Contingent Liabilities. No Company has any outstanding Indebtedness (excluding the loans and advances hereunder) or material contractually assumed contingent liabilities other than Permitted Indebtedness.

    (n)        Security Interests in Favor of CIT. This Agreement and the Pledge Agreements create valid security interests and liens in all of the Collateral described therein in favor of CIT securing the Obligations, and such security interests constitute, subject to (i) the filing of financing statements on the date hereof and thereafter from time to time on CIT’s request therefor and (ii) delivery of any collateral after the date hereof as provided herein or in any Pledge Agreement and (iii) the execution of Blocked Account Agreements with the banks which maintain Depository Accounts) and, except for Permitted Encumbrances, perfected first priority liens and security interests in substantially all of such collateral described therein subject to no liens other than Permitted Encumbrances

    (o)        USA Patriot Act. Neither the making of the Loans hereunder (or the extension of any other credit contemplated hereunder) nor the Companies’ use of the proceeds thereof will violate Sections 326 and 371 through 377 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (also known as the USA Patriot Act) or any enabling legislation or rules, regulations or executive orders relating thereto.

        7.15 In order to induce CIT to enter into this Agreement and to make the loans and advances provided for herein and to assist the Companies in establishing or opening Letters of Credit, the Companies do hereby certify to and agree with the Lender that the post closing items set forth in Schedule 8 hereto will be completed within the time set forth in said Schedule.

SECTION 8. Interest, Fees and Expenses

        8.1 (a) Interest on the Revolving Loans shall be payable monthly as of the end of each month in an amount equal to the JP Morgan Chase Bank Rate plus one percent (1.0%) per annum on the average of the net balances owing by the Companies to CIT in the Revolving Loan Account at the close of each day during such month. In the event of any change in said JP Morgan Chase Bank Rate, the rate hereunder for JP Morgan Chase Bank Rate Loans shall change, as of the date of such change, so as to remain at the JP Morgan Chase Bank Rate plus one percent (1.0%) per annum. The rate hereunder shall be calculated based on a 360-day year. CIT shall be entitled to charge the Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

    (b)        Notwithstanding any provision to the contrary contained in this Section 8, in the event that (i) the sum of the outstanding Revolving Loans and the outstanding Letters of Credit exceed (ii) the lesser of the Revolving Line of Credit or the Borrowing Base: (x) as a result of Revolving Loans advanced by CIT at the request of the Companies (herein “Requested Overadvances”), for any one (1) or more days in any month, or (y) for any other reason whatsoever (herein “Other Overadvances”) and such Other Overadvances continue for five (5) or more days in any month , the average net balance of all Revolving Loans for such month shall bear interest at the Overadvance Rate.

    (c)        Upon and after the occurrence of an Event of Default and the giving of any required notice by CIT in accordance with the provisions of Section 10, Paragraph 10.2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

8.2 [intentionally left blank]

        8.3 In consideration of the Letter of Credit Guaranty of CIT, the Companies shall pay CIT the fees set forth in Exhibit A to this Financing Agreement. CIT may charge such fees from time to time upon notice to the Companies; provided, however, any failure to give the Companies such notice does not constitute a breach of this Financing Agreement and does not impair CIT’s ability to institute any such charge.

        8.4 Any and all charges, fees, commissions, costs and expenses charged to CIT for the Companies’ account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by CIT, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on CIT.

        8.5 The Companies shall reimburse or pay CIT, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

        8.6 Upon the last Business Day of each month, the Companies shall pay to CIT (i) the Line of Credit Fee, and (ii) interest on the Collection Days. Interest will be computed at the rate, and in the manner, set forth in Paragraph 8.1 of this Financing Agreement.

        8.7 To induce CIT to enter into this Financing Agreement and to extend to the Companies the Revolving Loan and the Letters of Credit Guaranties, the Companies shall pay to CIT a Loan Facility Fee in the amount of $200,000.00, of which $125,000.00 is due and payable upon execution of this Financing Agreement by the Companies and CIT and the remaining $75,000.00 is due and payable on July 1, 2004.

        8.8 The Administrative Management Fee for the first year of this Financing Agreement shall be paid by the Companies in two installments as follows: (a) $7,500.00 on the Closing Date and (b) $22,500.00 on March 30, 2004. The Companies shall pay the Administrative Management Fee of $30,000.00 for each subsequent year of this Financing Agreement on each anniversary of the Closing Date commencing with the first such $30,000 payment on December 30, 2004. Each such payment of the Administrative Management Fee as set forth above shall be deemed fully earned when paid.

        8.9 The Companies shall pay to CIT a fee of not less than $1,000.00 for each day or part thereof spent by each person employed by CIT reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses); provided, however, prior to the occurrence of a Default or an Event of Default, the Companies shall only be obligated to pay such fees in connection with one (1) field examination per Fiscal Quarter unless CIT in its reasonable business judgment determines that additional field examinations are necessary.

        8.10 Each Company hereby authorizes CIT to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. Each Company confirms that any charges which CIT may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Companies and solely at CIT’s discretion.

        8.11 In the event that CIT or any participant hereunder (or any financial institution which may from time to time become a participant or lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by CIT or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on CIT’s or such participant’s capital as a consequence of its obligations hereunder to a level below that which CIT or such participant could have achieved but for such adoption, change or compliance (taking into consideration CIT or such participant’s policies with respect to capital adequacy) by an amount reasonably deemed by CIT or such participant to be material, then, from time to time, the Companies shall pay no later than five (5) days following demand to CIT or such participant such additional amount or amounts as will compensate CIT’s or such participant’s for such reduction. In determining such amount or amounts, CIT or such participant may use any reasonable averaging or attribution methods. The protection of this Paragraph 8.11 shall be available to CIT or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of CIT or such participant setting forth such amount or amounts as shall be necessary to compensate CIT or such participant with respect to this Section 8 and the calculation thereof when delivered to the Companies shall be conclusive on the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determines that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required to be made whole, the excess, if any, shall be returned to the Companies by CIT or such participant.

        8.12. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by CIT or such participant with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall, after the Closing Date:

    (a)        subject CIT or such participant to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to CIT or such participant of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of CIT or such participant by the federal government or the jurisdiction in which it maintains its principal office);

    (b)        impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by CIT or such participant by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

    (c)        impose on CIT or such participant any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to CIT or such participant of making, renewing or maintaining its loans hereunder by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the loans by an amount that CIT or such participant deems to be material in the exercise of its reasonable business judgment, then, in any case the Companies shall pay CIT or such participant, within five (5) days following its demand, such additional cost or such reduction, as the case may be. CIT or such participant shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Companies absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event CIT or such participant has exercised its rights pursuant to this paragraph, and subsequent thereto determine that the additional amounts paid by the Companies in whole or in part exceed the amount which CIT or such participant actually required pursuant hereto, the excess, if any, shall be returned to the Companies by CIT or such participant.

        8.13 For purposes of this Financing Agreement and Section 8 thereof, any reference to CIT shall include any financial institution which may become a participant or co-lender subsequent to the Closing Date provided the prior written consent of the Companies shall have been obtained to any such participant or co-lender, such consent not to be unreasonably withheld.

SECTION 9. Powers

        Each Company hereby constitutes CIT, or any person or agent CIT may designate, as its attorney-in-fact, at the Companies’ cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations to CIT have been paid in full:

    (a)        To receive, take, endorse, sign, assign and deliver, all in the name of CIT or any Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

    (b)        To receive, open and dispose of all mail addressed to any Company and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate;

    (c)        To request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts;

    (d)        To request from customers indebted on Accounts at any time, in the name of any Company, in the name of certified public accountant designated by CIT or in the name of CIT’s designee, information concerning the amounts owing on the Accounts;

    (e)        To transmit to customers indebted on Accounts notice of CIT’s interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the applicable Company’s account; and

    (f)        To take or bring, in the name of CIT or any Company, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts.

        Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b) and (f) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CIT.

SECTION 10. Events of Default and Remedies

        10.1 Notwithstanding anything hereinabove to the contrary, CIT may terminate this Financing Agreement immediately upon the occurrence of any of the following Events of Default:

    (a)        cessation of the business of any Company or of the Guarantor or the calling of a meeting of the creditors of any Company or of the Guarantor for purposes of compromising the debts and obligations of any Company or the Guarantor;

    (b)        the failure of any Company or of the Guarantor to generally meet its debts as they mature;

    (c)        (i) the commencement by any Company or the Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (ii) the commencement against any Company or the Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of any Company or the Guarantor, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed and vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or such Company or the Guarantor shall take action to authorize or effect any of the actions in any such proceeding; or (iii) the commencement (x) by any Company or the Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state law, or (y) against any Company or the Guarantor of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, provided that such Default shall not be deemed an Event of Default if such proceeding is controverted within ten (10) days and dismissed or vacated within thirty (30) days of commencement, except in the event that any of the actions sought in any such proceeding shall occur or such Company or the Guarantor shall take action to authorize or effect any of the actions in any such proceeding;

    (d)        breach by any Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (e) below) or in any other written agreement between any Company or CIT, provided that such Default by any Company of any of the warranties, representations or covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CIT’s satisfaction for a period of ten (10) days from the date of such breach;

    (e)        breach by any Company of any warranty, representation or covenant of Paragraphs 3.3 (other than the fourth sentence of Paragraph 3.3) and 3.4 of Section 3 hereof; Paragraphs 6.3 and 6.4 (other than the first sentence of Paragraph 6.4) of Section 6 hereof; Paragraphs 7.1, 7.5, 7.6, and 7.8 through 7.14 hereof;

    (f)        failure of any Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CIT from charging such amounts to the Revolving Loan Account on the due date thereof;

    (g)        any Company shall (i) engage in any “prohibited transaction” as defined in ERISA, (ii) have any “accumulated funding deficiency” as defined in ERISA, (iii) have any “reportable event” as defined in ERISA, (iv) terminate any “plan”, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any “plan”, as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable business judgment of CIT, subject any Company to any tax, penalty or other liability material to the business, operations or financial condition of any Company;

    (h)        without the prior written consent of CIT and, except as permitted in the Subordination Agreement, any Company shall (x) amend or modify the Subordinated Debt, or (y) make any payment on account of the Subordinated Debt;

    (i)        the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness of any Company having a principal amount in excess of $250,000;

    (j)        any ownership interest of any Company presently held (directly or indirectly) is transferred (other than to another Company);

    (k)        if the Guarantor fails to perform any of the terms of its Guaranty, all prior to termination of this Financing Agreement and payment in full of all Obligations; or

    (l)        any judgment or judgments aggregating in excess of $100,000.00 or any injunction or attachment is obtained or enforced against the Guarantor and which remains unstayed for more than ten (10) Business Days.

        10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement shall be thereafter in CIT’s sole discretion and the obligation of CIT to make Revolving Loans and open Letters of Credit and provide Letters of Credit Guaranties, shall cease unless such Default is cured to CIT’s satisfaction or Event of Default is waived in writing by CIT , and at the option of CIT upon the occurrence of an Event of Default: (a) all Obligations shall become immediately due and payable; (b) CIT may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement, and (c) CIT may immediately terminate this Financing Agreement upon notice to the Companies; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, this Financing Agreement shall automatically terminate and all Obligations shall become due and payable, without any action, declaration, notice or demand by CIT. The exercise of any option is not exclusive of any other option, which may be exercised at any time by CIT.

        10.3 Immediately upon the occurrence of any Event of Default, CIT may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CIT may use, at the Companies’ expense, such of any Company’s personnel, supplies or space at any Company’s places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company or CIT, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Company or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT’s sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Company; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Company or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CIT shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Each Company agrees, at the request of CIT, to assemble the Inventory and Equipment and to make it available to CIT at premises of any Company or elsewhere and to make available to CIT the premises and facilities of any Company for the purpose of CIT’s taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT’s exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and each Company shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the applicable Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Company hereby indemnifies CIT and holds CIT harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on CIT by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by any Company, any Company as debtor-in-possession, any secured or unsecured creditors of any Company, any trustee or receiver in bankruptcy, or otherwise), and each Company hereby agrees to so indemnify and hold CIT harmless, absent CIT’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof CIT, may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

SECTION 11. Termination

        Except as otherwise permitted herein, CIT may terminate this Financing Agreement only as of the initial or any subsequent Anniversary Date and then only by giving the Companies at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CIT may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Paragraph 10.1(c) of Section 10 of this Financing Agreement, this Financing Agreement shall terminate in accordance with paragraph 10.2 of Section 10. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Companies may terminate this Financing Agreement at any time upon thirty (30) days’ prior written notice to CIT provided that the Companies pay to CIT immediately on demand an Early Termination Fee if applicable. Notwithstanding the foregoing, if (i) the terms and provisions of this Financing Agreement shall not have been restructured to the mutual satisfaction of the Companies and CIT within 30 days of the completion of an appraisal of Inventory commissioned by CIT, (ii) CIT does not commission such appraisal within 30 days after the Closing Date or (iii) such appraisal is not completed within 90 days after commissioned by CIT (each such date referred to herein as a “Termination Election Date”), then the Companies may make an election within 30 days of any such Termination Election Date to terminate this Financing Agreement and this Financing Agreement shall terminate upon the earlier to occur of (A) 30 days following the making of such election or (B) the repayment in full of all Obligations hereunder, and the Companies shall not have to pay the Early Termination Fee otherwise payable in connection with a termination of the Financing Agreement by the Companies. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CIT may withhold any balances in the Companies’ account (unless supplied with an indemnity satisfactory to CIT) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount of 110% of the face amount of any outstanding Letters of Credit with an expiry date on, or within thirty (30) days of the effective date of termination of this Financing Agreement. All of CIT’s rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. Miscellaneous

        12.1 Each Company hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CIT or any Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

        12.2 This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CIT; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CIT; and shall bind and benefit the Companies and CIT and their respective successors and assigns.

        12.3 In no event shall any Company, upon demand by CIT for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith.

        12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision’s severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

        12.5 EACH COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH COMPANY AND CIT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

        12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (provided that, any electronic communications from any Company with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Companies for purposes of this Financing Agreement, provided further that any such transmission shall not relieve any Company from any other obligation hereunder to communicate further in writing), and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

        (A) if to CIT, at:

The CIT Group/Business Credit, Inc.
Two Wachovia Center, 23rd Floor
301 South Tryon Street
Charlotte, North Carolina 28202
Attn: Regional Credit Manager
Fax No.: (704) 339-2208

        (B) if to the Companies at:

Banner Aerospace Holding Company I, Inc.
c/o The Fairchild Corporation
1750 Tysons Blvd
Suite 1400
McLean, VA 22102
Attn: Bradley T. Lough
Fax No. (866) 867-4892

  With a courtesy copy of any material notice to the Companies' general counsel at:

Banner Aerospace Holding Company I, Inc.
c/o The Fairchild Corporation
1750 Tysons Blvd
Suite 1400
McLean, VA 22102
Attn: General Counsel
Fax No. (703) 478-5775

  With a courtesy copy of any material notice to the Companies' counsel at:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attn: Susanna Suh, Esq.
Fax No. (212) 269-5420

provided, however, that the failure of CIT to provide the Companies’ counsel with a copy of such notice shall not invalidate any notice given to the Companies and shall not give the Companies any rights, claims or defenses due to the failure of CIT to provide such additional notice.

        12.7 CIT agrees to keep confidential any information furnished or made available to it by the Companies pursuant to this Financing Agreement that is marked confidential; provided that nothing herein shall prevent CIT from disclosing such information (a) to any affiliate of CIT, or any officer, director, employee, agent, or advisor of CIT or any affiliate of CIT, (b) to any other Person if required in the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority; provided, however, that, to the extent permitted by law, CIT shall provide prior written notice to the affected Company of any such request or demand, (f) that is or becomes available to the public or that is or becomes available to CIT other than as a result of a disclosure by CIT prohibited by this Financing Agreement, (g) in connection with any litigation to which CIT or any of its affiliates may be a party, whether to defend itself, reduce its liability, protect or exercise any of its claims, rights, remedies or interests under or in connection with the Loan Documents or otherwise, (h) to the extent necessary in connection with the exercise of any remedy under this Financing Agreement or any other Loan Document, (i) to any actual or proposed participant or assignee of CIT that agrees to be bound by the provisions of this Section 12.7 and (j) to Gold Sheets and other similar trade publications; such information to consist of deal terms and other information customarily found in such publications. Each Company hereby authorizes CIT to use the name, logos and other insignia of such Company and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertising, on its website or in other marketing materials of CIT.

        12.8 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

        [remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered at _____________, by their proper and duly authorized officers as of the date set forth above.

BANNER AEROSPACE HOLDING COMPANY I, INC.
DAC INTERNATIONAL, INC.
FAIRCHILD AEROSTRUCTURES COMPANY
MATRIX AVIATION, INC.
NASAM INCORPORATED
PROFESSIONAL AVIATION ASSOCIATES, INC.
PROFESSIONAL AIRCRAFT ACCESSORIES, INC.

By:
Bradley T. Lough
Vice President

THE CIT GROUP/BUSINESS CREDIT,
INC.

By:
Name:
Title:

Exhibit A

Letter of Credit Fees

Transaction	 	Fee	Minimum
Issuance		1/4% of face amount	$70.00
Plus: Precessing Fee		$70.00
Cable Fee		$35.00
Amendments
L/C Amount Increase		1/4% of the increased amount
Plus: Processing Fee
First Four Amendments		$95.00
After Fourth		$125.00
Gaurantees		$50.00
Plus: Processing Fee		$50.00
Discrpancies		$50.00
Cancellations		$50.00
Unutilized L/C Fee		$100.00
Monthly Commissions		3%per annum charged monthly	$100.00
Payments
Sight		$20.00 plus 1/8% of draft amount;	$55.00
Time		$20.00 plus 1 1/2% per annum on draft amount per term	$85.00
Standby L/C's		3% P.A. plus .50% P.A. and processing fee	$200.00

Exhibit B

Form of Local Counsel Opinion

[Letterhead of Local Counsel]

[Form of Legal Opinion]

January ___, 2004

TO THE LENDER PARTY
TO THE FINANCING AGREEMENT
>REFERENCED BELOW

Re:
$20,000,000 Financing Agreement dated as of the date hereof (the "Financing Agreement") by and among Banner Aerospace Holding Company I, Inc., a Delaware corporation, DAC International, Inc., a Texas corporation, Fairchild Aerostructures Company, a Delaware corporation, Matrix Aviation, Inc., a Kansas corporation, NASAM Incorporated, a California corporation, Professional Aviation Associates, Inc., a Georgia corporation, Professional Aircraft Accessories, Inc., a Florida corporation (the "Borrowers), and The CIT Group/Business Credit, Inc. (the "Lender"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement.

Ladies and Gentlemen:

        We have been asked to render a legal opinion on behalf of _________________ regarding certain specific aspects of the credit relationship evidenced by the Financing Agreement.

        In connection with rendering our opinion, we have examined the Financing Agreement, the form of UCC-1 Financing Statement(s) to be executed in connection with the Financing Agreement (the “Code Collateral Financing Statement(s)”), [include all other documents, as applicable being executed by borrower entity] and such other documents as we have deemed necessary or appropriate. The Financing Agreement and the Code Collateral Financing Statement(s) are hereinafter referred to collectively as the “Documents”.

        In rendering the opinions expressed herein, we have assumed the genuineness of all signatures by each party, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

        Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof: [include all other documents, as applicable being executed by borrower entity]

    1.        No approval of or consent from any governmental authority or agency in the State of _______________________ is required in connection with the execution and delivery of the Financing Agreement[include all other documents, as applicable being executed by borrower entity]. The terms and provisions of the Financing Agreement [include all other documents, as applicable being executed by borrower entity] do not violate, conflict with, result in the breach of, or constitute a default under any applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings and other laws of the State of ___________ or the charter or articles of incorporation, bylaws or resolutions of __________________.

    2.        The Financing Agreement [include all other documents, as applicable being executed by borrower entity] has been duly authorized, executed and delivered by _____________________________

    3.        The Code Collateral Financing Statement(s) is/are in proper form for recording in the State of _____________.

    4.        Assuming that the Code Collateral Financing Statement(s) has/have been delivered and filed or recorded, as appropriate, in _________, the Lender’s security interest and lien in the collateral described in the Code Collateral Financing Statement(s) will be perfected to the extent such lien and security interest can be perfected by the filing of the Code Collateral Financing Statement.

    5.        Payment by ______________________ of the interest, fees and other charges provided for in the Financing Agreement will not violate any usury laws currently in effect in the State of ______________.

    6.        It is not necessary or required for the Lender to qualify to do business in the State of _________________ in order to create the liens contemplated by the Financing Agreement [include all other documents, as applicable being executed by borrower entity]. The Lender will not be subject to taxation by the State of _________________ solely as a result of creating or enforcing such liens.

        We are qualified to practice law in the State of _________ and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of __________. This letter is furnished only to the Lender and is solely for the Lender’s benefit in connection with the transactions contemplated by the Documents; provided, however, our opinion may be relied upon by any successor or assign of the Lender. This opinion is not to be used, circulated, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.

         Very truly yours,

Schedule 1 — Collateral Information

Exact Company Name in State of Organization:	 	Banner Aerospace Holding Company I, Inc.
State of Incorporation or Formation:	 	Delaware
Federal Tax ID No.	 	34-1639369
Chief Executive Office:	 	Current:
	 	45025 Aviation Drive Suite 400 Dulles VA 20166
	 	Effective 1/9/04
	 	1750 Tysons Blvd Suite 1400 McLean VA 22102
Collateral Locations	 	None
Monthly Rent:	 	N/A
 
Exact Company Name in State of Organization:	 	DAC International Inc.
State of Incorporation or Formation:	 	Texas
Federal Tax ID No.	 	74-2093559
Chief Executive Office:	 	6702 McNeil Drive Austin, TX 78729
Collateral Locations	 	6702 McNeil Drive Austin, TX 78729
 
	 	1701 South Hoover Wichita, KS 67209
Monthly Rent:	 	Austin $12,250.00 Wichita - None
Exact Company Name in State of Organization:	 	Matrix Aviation, Inc.
State of Incorporation or Formation:	 	Kansas
Federal Tax ID No.	 	48-0951308
Chief Executive Office:	 	1701 South Hoover Wichita KS 67209
Collateral Locations	 	1701 South Hoover Wichita KS 67209
Monthly Rent:	 	None
Exact Company Name in State of Organization:	 	NASAM Incorporated.
State of Incorporation or Formation:	 	California
Federal Tax ID No.	 	94-2666806
Chief Executive Office:	 	601 Gateway Blvd Suite 1155 S. San Francisco, CA 94080
Collateral Locations	 	601 Gateway Blvd Suite 1155 S. San Francisco, CA 94080
 
	 	Yusen Sea & Air Service (USA) Inc. 405-T Victory Ave S. San Francisco, CA 94080
Monthly Rent:	 	Gateway Blvd. $28,477 Victory Ave $TBD
Exact Company Name in State of Organization:	 	Professional Aviation Associates Inc.
State of Incorporation or Formation:	 	Georgia
Federal Tax ID No.	 	58-1608013
Chief Executive Office:	 	4694 Aviation Parkway Suite K Atlanta, GA 30349
Collateral Locations	 	4694 Aviation Parkway Suite K Atlanta, GA 30349
Monthly Rent:	 	Atlanta $12,086
Exact Company Name in State of Organization:	 	Professional Aircraft Accessories, Inc
State of Incorporation or Formation:	 	Florida
Federal Tax ID No.	 	58-2294305
Chief Executive Office:	 	7035 Center Lane Titusville, FL 32780
Collateral Locations	 	7035 Center Lane Titusville, FL 32780
Monthly Rent:	 	Titusville $18,476
Exact Company Name in State of Organization:	 	Fairchild Aerostructures Company
State of Incorporation or Formation:	 	Delaware
Federal Tax ID No.	 	95-2482072
Chief Executive Office:	 	17800 Gothard Street Huntington Beach, CA 92647
Collateral Locations	 	17800 Gothard Street Huntington Beach, CA 92647
 
	 	17282 Newsboy Circle Huntington Beach, CA 92647
Monthly Rent:	 	Gothard - None Newsboy $26,061

Schedule 2 – Litigation

John Edward Harry Hewitt, et al. v Professional Aviation Associates, Inc.
Product Liability

Rocky MacDonald v. M&M Machine Tool Company (a/k/a Fairchild Aerostructures Company) & The Fairchild Corporation
Breach of Employment Contract

Jim Morin v. M&M Machine Tool Company (a/k/a Fairchild Aerostructures Company) & The Fairchild Corporation
Breach of Employment Contract

Schedule 3 – ERISA Benefit Plans

Retirement Plan for Employees of The Fairchild Corporation

Savings Plan for Employees of The Fairchild Corporation

The Fairchild Corporation Flexible Benefits Plan

Schedule 4 - Real Estate

Company	Location of Property	Ownership
Banner Aerospace Holding Company I, Inc.	45025 Aviation Drive Suite 400 Dulles, VA 20166	Leased by Parent
	effective 1/9/04 1750 Tysons Blvd Suite 1400 McLean, VA 22102		 
DAC International, Inc.	6702 McNeil Dive Austin, TX 78729	Leased
DAC International, Inc.	1701 South Hoover Road Wichita KS 67209	Owned (Matrix Aviation, Inc.)
Fairchild Aerostructures Company	17800 Gothard Street Huntington Beach, CA 92647	Owned
Fairchild Aerostructures Company	17282 Newsboy Circle Huntington Beach, CA 92647	Leased
Matrix Aviation, Inc.	1701 South Hoover Road Wichita KS 67209	Owned
NASAM Incorporated	601 Gateway Blvd. Suite 1155 S.San Francisco CA 94080	Leased
NASAM Incorporated	Yusen Sea & Air Service (USA), Inc.. 405-T Victory Lane S.San Francisco CA 94080	Leased
Professional Aircraft Accessories, Inc	7035 Center Lane. Titusville FL 327800	Leased
Professional Aviation Associates, Inc.	4694 Aviation Parkway Suite K Titusville, FL 32780	Leased
Professional Aviation Associates, Inc.	966 Gap Creek Road Suite A Greer, SC 29651	Leased

Schedule 5 — Permitted Indebtedness

1.     The Indebtedness secured by the liens identified on Schedule 6 hereto.

2.     Promissory Note by M&M Machine & Tool Co. in favor of COMMUNITY BANK dated as of January 14, 2000, in the amount of $994,109.44.

Schedule 6 -Permitted Encumbrances

Debtor Jurisdiction Secured Party Description UCC File Number

Fairchild Aerostructures Company   CA   Deutsche Financial   Equipment Lease   200024160656

           Services Corp.,
           Technology Leasing Group

Fairchild Aerostructures Company   CA   Community Bank   Certain Equipment  199511760861
(as successor to M&M Machine Tool
& Co.)

Fairchild Aerostructures Company   CA   Community Bank    All fixtures at    199808660099
(as successor to M&M Machine Tool      Huntington Beach
& Co.)       property and
certain equipment.

Fairchild Aerostructures Company   CA   Community Bank    Certain Equipment   199914060630
(as successor to M&M Machine Tool
& Co.)

Professional Aircraft Accessories   FL   BCL Capital    Equipment Lease    2000000568046

Professional Aircraft Accessories   FL   U.S. Bancorp    Equipment Lease    200201482698

Professional Aviation Associates,Inc.   FL   Business Credit Leasing   Equipment Lease    980000097528

Fairchild Aerostructures Company   CA   Community Bank    Commercial    N/A
(as successor to M&M Machine Tool Security
& Co.) Agreement dated
March 22, 1999

Fairchild Aerostructures Company   CA   Community Bank    Deed of Trust,    NA
(as successor to M&M Machine Tool Assignment of
& Co.) Rents, Security
Agreement and
Fixture Filing
for property
located at 178000
Gothard Street
Huntington Beach,
CA 92648 dated
June 1, 1998

Schedule 7 – Bank Accounts

COMPANY NAME	BANK NAME	ACCOUNT NO.	PURPOSE
BAHC I	Citibank	3056-0201	Concentration/Collection
Citibank	3056-0199	Operating Account
Citibank	3868-9448	Disbursements
DAC International	Citibank	4054-7596	Lockbox
Citibank	3877-0043	Disbursements
Bank of America	37520-44573	Payroll & Credit Cards
Matrix Aviation	Citibank	4054-7617	Lockbox
Citibank	3877-0078	Disbursements
Bank of America	37520-44586	Payroll & Credit Cards
NASAM	Citibank	4054-7705	Lockbox
Citibank	3877-0166	Disbursements
Bank of America	37520-44599	Payroll
Prof Aviation Assoc	Citibank	4058-1938	Lockbox
Citibank	3878-8155	Disbursements
Bank of America	01036-86516	Payroll & Credit Cards
Prof Aircraft Access	Citibank	4072-1363	Lockbox
Citibank	3855-3962	Disbursements
Bank of America	N/A	Uses PAA for Payroll
Fairchild Aerostructures	Citibank	3042-4576	Lockbox
Citibank	3860-2998	Disbursements
Bank of America	37520-44609	Payroll

Schedule 8 – Post Closing Items

Description of Item:             To Be Accomplished:

1. Companies shall deliver or cause to be delivered      Within 90 days after the Closing Date.
to the Lender evidence satisfactory to the Lender that
the Companies have opened new bank accounts with an
institution other than Citibank, N.A. to serve as the
operating, collection, concentration and lockbox accounts
of the Companies (the "New Accounts").

2. Companies shall deliver or cause to be delivered       Not later than the completion of Item #1 of this
Blocked Account Agreements for the New Accounts in form       Schedule 8.
and substance satisfactory to the Lender in its sole
discretion.

3. Companies shall deliver or cause to be delivered       Within 30 days after the completion of Item #1 of
to the Lender evidence satisfactory to the Lender that       this Schedule 8, but in any event not later than
the Companies have notified all account debtors to remit       120 days after the Closing Date.
payments with respect to all Accounts of the Companies to
the applicable New Accounts.

4. Companies shall deliver or cause to be delivered       Within 30 days after the Closing Date.
to the Lender correct legal descriptions for each piece
of leased real property on Schedule 4 hereto.

[5.     Others]